NEGATIVE PLEDGE AGREEMENT

Borrower: UTG, INC
                  5250 South Sixth Street
                  Springfield, IL62703

Lender: First Tennessee Bank National Association
              Financial Institutions
              845 Crossover Lane, Suite 150
              Memphis, TN38117

THIS NEGATIVE PLEDGE AGREEMENT dated December 8, 2006, is made and executed between UTG, Inc. (“Borrower”) and First Tennessee Bank National Association (“Lender”) on the following terms and conditions and in connection with Lender’s extension of credit to Borrower in the original principal amount of A) 18,000,000.00 and B) $5,000,000.00 evidenced by the Notes and further evidenced by Loan Agreement between Lender and Borrower (“Loan Agreement”) of even date herewith.  Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.  Borrower understands and agrees that: (A) in granting, renewing, or extending any Loans, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement, and (B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.
TERM. This Agreement shall be effective as of December 8, 2006, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.
REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:
Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains its principal office at 5250 South Sixth Street, Springfield, IL. Unless Borrower has designated otherwise in writing, this is the principal office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.
Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.
Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement in accordance with generally accepted accounting principles, consistently applied (“GAAP”), and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations required to be disclosed in accordance with GAAP except as disclosed in such financial statements.
Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties as of the date of this Agreement.
NEGATIVE COVENANTS, Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:
Transfer and Liens. Fail to continue to own all of Borrower’s assets, except for routine transfers, use or depletion in the ordinary course of Borrower’s business. Borrower agrees not to create or grant to any person, except Lender, any lien, security interest, encumbrance, cloud on title, mortgage, pledge or similar interest in any of the common stock of American Capitol Insurance Company owned by Borrower or Borrower’s direct or indirect subsidiaries.
Agreements. Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
Right to Cure. If an Event of Default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (l) cure the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.
MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Tennessee without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Tennessee.
Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ShelbyCounty, State of Tennessee.
Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.
No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.
Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.
Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.
DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:
Agreement. The word “Agreement” means this Negative Pledge Agreement, as this Negative Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Negative Pledge Agreement from time to time.
Borrower. The word “Borrower” means UTG, Inc. and includes all co-signers and co-makers signing the Note.
Collateral. The word “Collateral” means all property and assets granted as collateral security for the Loans, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage,  assignment, pledge, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
Event of Default. The words “Event of Default” have the meaning set forth in the Loan Agreement.
Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loans, including without limitation all Borrowers granting such a Security Interest.
Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loans.
Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.
Lender. The word “Lender” means First Tennessee Bank National Association, its successors and assigns.
Loans. The word “Loans” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
Related Documents. The words “Related Documents” mean all promissory notes, loan agreements, guaranties, security agreements, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.
Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, assignment, pledge, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.
BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS NEGATIVE PLEDGE AGREEMENT AND BORROWER AGREES TO ITS TERMS.
BORROWER:
UTG, INC.

By:_/s/ Theodore C. Miller________
Title:_Sr. Vice President__________

LENDER:

FIRST TENNESSE BANK NATIONAL ASSOCIATION

By:_/s/ G. Porter Robinson__________
Title:_Sr. Vice President____________